Exhibit 10.2

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

OF

ORTHOPEDIATRICS CORP.

THIS FIRST AMENDMENT to the Registration Rights Agreement (this “Amendment”), dated as of October 16, 2017, is entered into by and between OrthoPediatrics Corp., a Delaware corporation (the “Company”), and Squadron Capital LLC, a Delaware limited liability company (“Squadron”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement (as defined below).

WHEREAS, the Company, Squadron and the additional parties listed on Schedule 1 thereof are parties to that certain Registration Rights Agreement, dated as of May 30, 2014 (the “Registration Rights Agreement”);

WHEREAS, Section 7.8(b) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the prior written consent of the Company and Squadron; and

WHEREAS, the Company and Squadron wish to amend the Registration Rights Agreement as provided herein, subject to, and effective upon, the closing of the registered public offering of the Company’s Common Stock, par value $0.00025 per share, made pursuant to the Registration Statement on Form S-1 (No. 333-212086) filed with the U.S. Securities and Exchange Commission on June 16, 2016, as amended (the “IPO”).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Squadron agree as follows, such agreement subject to and effective upon the closing of the IPO:

1.          Amendments to Section 1.

(a) The definition of “Qualified IPO” shall be deleted in its entirety.

(b) The definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means (i) any Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued to Squadron and the Holders pursuant to the Purchase Agreement or issued or issuable to Squadron upon conversion, exchange or in consideration of all or a portion of the Company’s debt held by Squadron; (ii) any Common Stock issued or issuable upon conversion of the Series A Preferred Stock; (iii) any Common Stock issued or issuable with respect to the Series A Preferred Stock, in lieu of the cash payment of the Original Issue Price (as defined in the Amended and Restated Certificate of Designations, Preferences and Rights of Preferred Stock of the Company, as amended, in effect immediately prior to the IPO (the “Certificate of Designations”)) thereof pursuant to Section 5.2 of the Certificate of Designations; (iii) any Common Stock issued or issuable with respect to the Series A Preferred Stock, in lieu of the cash payment of the Accruing Dividends (as defined in the Certificate of Designations) accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, pursuant to Section 5.2 of the Certificate of Designations; (iv) any Common Stock issued or issuable, directly or indirectly, upon conversion and/or exercise of any other securities of the Company, acquired by Squadron or the other Holders after the date of the Agreement; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii), (iii) and (iv) above.”

2.          Amendment to Section 2.4. The first sentence of Section 2.4(a) is hereby amended and restated to read as follows:

“The Company will not be required to effect more than three registrations requested by Squadron pursuant to Section 2.1 above.”

3.          Amendment to Section 5.3(a). Clause (i) of the first sentence of Section 5.3(a) is hereby amended and restated to read as follows:

“(i) first, the maximum number of shares requested to be included by the Company in such registration that can be sold without exceeding the Maximum Number of Shares; provided, however, that such number of shares to be included by the Company in such registration shall be reduced by up to 40% in order to permit Squadron to sell up to 40% of the Maximum Number of Shares in such registration, if Squadron so requests;”

4.          No Further Effect. Except as amended hereby, all terms and provisions of the Registration Rights Agreement shall remain in full force and effect, and are hereby ratified and confirmed by the Company and Squadron. All references in the Registration Rights Agreement to “this Agreement,” “herein,” “hereof,” “hereby” and words of similar import shall refer to the Registration Rights Agreement, as amended hereby. In the event of any conflict between the provisions of this Amendment and the Registration Rights Agreement, the provisions of this Amendment shall control.

5.          Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. A signature delivered by facsimile, pdf, electronic mail or other electronic means shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original. No party hereto or to any such agreement or instrument shall raise the use of facsimile machine, pdf, electronic mail or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, pdf, electronic mail or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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6.          Governing Law. This Amendment shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Registration Rights Agreement as of the date first written above.

ORTHOPEDIATRICS CORP.

By:	/s/ Mark C. Throdahl
Mark C. Throdahl
President and Chief Executive Officer

SQUADRON CAPITAL LLC

By:	/s/ David R. Pelizzon
David R. Pelizzon
President

[Signature Page to First Amendment to Registration Rights Agreement]